Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-268285) and Form S-8 (Nos. 333-220055 and 333-239427) of Sabra Health Care REIT, Inc. of our report dated February 21, 2023 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which report appears in the Form 10-K filed by Sabra Health Care REIT, Inc. on February 21, 2023.

/s/ PricewaterhouseCoopers LLP
Irvine, California
March 20, 2023